Exhibit 10.1

SONIC AUTOMOTIVE, INC.
2012 STOCK INCENTIVE PLAN
AMENDED AND RESTATED AS OF FEBRUARY 10, 2021

ARTICLE 1.     PURPOSE AND EFFECTIVE DATES
1.1     Purposes of the Plan. Sonic Automotive, Inc. (the “Company”) has established this Sonic Automotive, Inc. 2012 Stock Incentive Plan (the “Plan”) to promote the interests of the Company and its stockholders. The purposes of the Plan are to provide key employees and consultants providing services to the Company and its Subsidiaries with incentives to contribute to the Company’s performance and growth, to offer such persons stock ownership in the Company or other compensation that aligns their interests with those of the Company’s stockholders and to enhance the Company’s ability to attract, reward and retain such persons upon whose efforts the Company’s success and future growth depends.
1.2     Original Effective Date. The Plan was initially adopted by the Board of Directors on February 22, 2012 and was effective upon the requisite approval of the Company’s stockholders at the 2012 Annual Meeting of Stockholders on April 18, 2012. No Awards could be granted prior to stockholder approval of the Plan.
1.3     Restatement Effective Dates. The Plan was previously amended and restated effective as of February 11, 2015, subject to the requisite approval of the Company’s stockholders at the 2015 Annual Meeting of Stockholders which was obtained on April 14, 2015. The Plan was again amended and restated effective as of April 24, 2019, subject to the requisite approval of the Company’s stockholders at the 2019 Annual Meeting of Stockholders which was obtained on April 24, 2019. This third amendment and restatement is a continuation of the Plan and shall be effective as of February 10, 2021, subject to the requisite approval of the Company’s stockholders at the 2021 Annual Meeting of Stockholders. For the avoidance of doubt, this third amendment and restatement shall not materially affect the terms or conditions of any Award subject to the Section 162(m) Exception to the extent that compliance with the Section 162(m) Exception is required for the deductibility of such Award, and any such Awards made pursuant to a written binding contract in effect on November 2, 2017 shall not be deemed to be modified in any material respect as a result of this second amendment and restatement of the Plan.
ARTICLE 2.     DEFINITIONS
2.1     Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:
(a)     “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Stock Units, or Stock Awards.
(b)     “Award Agreement” means an agreement between the Company and a Participant, setting forth the terms and conditions applicable to an Award granted to the Participant under this Plan. The Award Agreement may be in such form as the Committee shall determine, including a master agreement with respect to all or any types of Awards supplemented by an Award notice issued by the Company.
(c)     “Board” or “Board of Directors” means the Board of Directors of the Company.

(d)     “Cause” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Cause,” any act, action or series of acts or actions or any omission, omissions, or series of omissions that result in, or that have the effect of resulting in, (i) the commission by the Participant of a crime involving moral turpitude, which crime has a material adverse impact on the Company or a Subsidiary or which is intended to result in the personal enrichment of the Participant at the expense of the Company or a Subsidiary; (ii) the Participant’s material violation of his or her responsibilities, or the Participant’s gross negligence or willful misconduct; or (iii) the continuous and willful failure by the Participant to follow the reasonable directives of the Board of Directors. In any event, the existence of “Cause” shall be determined by the Committee (or its delegate).
(e)     “Change in Control” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Change in Control,” any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of persons of, all or a majority of the then-outstanding voting securities of the Company. Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code, the foregoing events shall constitute a Change in Control to the extent an Award constitutes or provides nonqualified deferred compensation subject to Section 409A of the Code only if such events also constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code.
(f)     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.
(g)     “Committee” means (i) the committee appointed by the Board to administer the Plan or (ii) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are “non-employee directors” within the meaning of such Rule 16b-3, and to the extent required for Awards to satisfy the requirements for the Section 162(m) Exception, the Committee shall consist of two or more Directors who meet the requirements for “outside directors” within the meaning of the Section 162(m) Exception. The Compensation Committee of the Board of Directors shall constitute the Committee until otherwise determined by the Board of Directors.
(h)     “Common Stock” means the Class A Common Stock of the Company, par value $0.01 per share.
(i)     “Company” means Sonic Automotive, Inc., a Delaware corporation, or any successor thereto.
(j)     “Director” means any individual who is a member of the Board of Directors of the Company.
(k)     “Disability” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Disability,” a permanent and total disability as described in Section 22(e)(3) of the Code and determined by the Committee. Notwithstanding the foregoing, to the extent an Award constitutes or provides nonqualified deferred compensation subject to Section 409A of the Code, Disability shall mean that a Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.
(l)     “Employee” means any employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or a Subsidiary are not considered Employees under this Plan.
(m)     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.
(n)     “Fair Market Value” means, as of a particular date, the value of the Common Stock determined as follows:
(i)     If the Common Stock is traded on a national or regional securities exchange or on the Nasdaq National Market System (“Nasdaq”), Fair Market Value shall be determined on the basis of the closing sale price on the principal securities exchange on which the Common Stock may then be traded on the date as of which Fair Market Value is to be determined or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported;
(ii)     If the Common Stock is not listed on any securities exchange or traded on Nasdaq, but nevertheless is publicly traded and reported on Nasdaq without closing sale prices for the Common Stock being customarily quoted, Fair Market Value shall be determined on the basis of the mean between the closing high bid and low asked quotations in such other over-the-counter market as reported by Nasdaq on the date as of which Fair Market Value is to be determined (or, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then on the immediately preceding day such bid and asked prices were quoted); or
(iii)     If the Common Stock is not publicly traded as described in (i) or (ii) above, Fair Market Value shall be determined by the Committee in good faith and, with respect to an Option or SAR intended to be exempt from Section 409A of the Code, in a manner consistent with Section 409A of the Code.
(o)     “Family Members” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Participant’s household (other than a tenant or employee).
(p)     “Incentive Stock Option” or “ISO” means an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.
(q)     “Involuntary Termination Without Cause” means the dismissal, or the request for the resignation, of a Participant by either (i) a court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors’ committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no specific reference to actions or omissions that would constitute Cause; or (ii) a duly authorized corporate officer of the Company or any Subsidiary, or by the Board, for any reason other than for Cause.
(r)     “Named Executive Officer” means a Participant who is considered a “covered employee” for purposes of the Section 162(m) Exception.
(s)     “Nonqualified Stock Option” or “NSO” means an option to purchase shares of Common Stock granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Section 422 of the Code.
(t)     “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
(u)     “Option Price” means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee in accordance with Article 6.
(v)     “Participant” means an Employee or consultant who performs services for the Company or a Subsidiary who has been granted an Award under the Plan and which Award is outstanding.
(w)     “Performance Period” means the period designated by the Committee during which the Section 162(m) Performance Goals with respect to a Section 162(m) Performance Award will be measured.
(x)     “Plan” means this Sonic Automotive, Inc. 2012 Stock Incentive Plan, as amended from time to time.
(y)     “Restricted Period” means the period beginning on the grant date of an Award of Restricted Stock or Restricted Stock Units and ending on the date the shares of Common Stock subject to such Restricted Stock Award or the Restricted Stock Units, as the case may be, are no longer restricted and subject to forfeiture.
(z)     “Restricted Stock” means a share of Common Stock granted in accordance with the terms of Article 8, which Common Stock is nontransferable and subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.
(aa)     “Restricted Stock Unit” means a non-voting unit of measurement that represents the contingent right to receive a share of Common Stock (or the value of a share of Common Stock) in the future granted in accordance with the terms of Article 8, which right is subject to a substantial risk of forfeiture and/or such other restrictions as determined by the Committee. Restricted Stock Units are not actual shares of Common Stock.
(bb)     “SAR” means a stock appreciation right granted pursuant to Article 7.
(cc)     “Section 162(m) Exception” means the exception under Section 162(m) of the Code for “qualified performance-based compensation,” as such exception existed for taxable years beginning prior to January 1, 2018 before the amendments made to Section 162(m) of the Code by the Tax Cuts and Jobs Act of 2017.
(dd)     “Section 162(m) Performance Award” means an Award granted upon or subject to the attainment of one or more Section 162(m) Performance Goals during a Performance Period, as established by the Committee in its sole discretion in accordance with Article 10.

(ee)     “Section 162(m) Performance Goals” means the criteria and objectives designated by the Committee that must be met during the Performance Period in connection with a Section 162(m) Performance Award, as described in Section 10.1(b).
(ff)     “Stock Award” means an equity-based award granted pursuant to Article 9.
(gg)     “Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which the Company directly or indirectly controls more than fifty percent (50%) of the voting power or equity or profits interests; provided, that for purposes of Incentive Stock Options, Subsidiary means a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Unless the Committee provides otherwise, for purposes of granting Options or SARs, an entity shall not be considered a Subsidiary if such Options or SARs would then be considered to provide for a deferral of compensation within the meaning of Section 409A of the Code.
(hh)     “Ten Percent Stockholder” means a Participant who owns (directly or by attribution within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary or a parent of the Company.
(ii)     “Termination of Service” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Termination of Service” (and which may instead use the term “Separation from Service,” including for purposes of compliance with Section 409A of the Code), the termination of a Participant’s service with the Company and its Subsidiaries as an Employee or consultant for any reason other than a change in the capacity in which the Participant renders service to the Company or a Subsidiary or a transfer between or among the Company and its Subsidiaries. Unless otherwise determined by the Committee, an Employee shall be considered to have incurred a Termination of Service if his or her employer ceases to be a Subsidiary. All determinations relating to whether a Participant has incurred a Termination of Service and the effect thereof shall be made by the Committee in its sole discretion, including whether a leave of absence shall constitute a Termination of Service, subject to applicable law.
ARTICLE 3.     ADMINISTRATION
3.1     Authority of the Committee. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full and exclusive power to select the individuals to whom Awards may from time to time be granted under the Plan; grant Awards; determine the size and types of Awards; determine the terms, restrictions and conditions of Awards in a manner consistent with the Plan (including, but not limited to, the number of shares of Common Stock subject to an Award; vesting and/or exercise conditions applicable to an Award; the duration of an Award; whether an Award is intended to qualify as a Section 162(m) Performance Award; restrictions on transferability of an Award and any shares of Common Stock issued thereunder; whether, to what extent and under what circumstances Awards may be settled in cash, Common Stock or otherwise; subject to applicable law, the effect of a suspension of employment or leave of absence on an Award; and other restrictions and covenants upon which a Participant’s rights to receive, exercise or retain an Award or cash, Common Stock or other gains related thereto shall be contingent); construe and interpret the Plan and any agreement or instrument entered into under the Plan; correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award Agreement and determine all questions and settle all controversies arising under the Plan or any Award Agreement; establish, amend, waive or rescind rules and regulations for the Plan’s administration (including, without limitation, rules and regulations relating to sub-plans established for the purposes of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, as provided in Section 15.13); delegate administrative responsibilities under the Plan; and (subject to the provisions of Article 13) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee, including accelerating the time any Option or SAR may be exercised, waiving restrictions and conditions on Awards and establishing different terms and conditions relating to the effect of a Termination of Service. The Committee also shall have the absolute discretion to make all other determinations and to take any other actions that may be necessary or advisable in the Committee’s opinion for the administration of the Plan.
3.2     Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee shall determine. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and incorporate any other terms and conditions, not inconsistent with the Plan (except when necessary to comply with Section 409A of the Code or other applicable law), as may be directed by the Committee. Except to the extent prohibited by applicable law, the Committee may, but need not, require as a condition of any such Award Agreement’s effectiveness that the Agreement be signed by the Participant.
3.3     Delegation. To the extent not prohibited by applicable law and only to the extent that any such action will not prevent the Plan or any Award from satisfying an exemption under Rule 16b-3 of the Exchange Act, or the rules of any applicable securities exchange or any other applicable law, the Committee may delegate to a subcommittee of the Committee or to the Company’s executive officers (or other such persons as it deems appropriate) the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate; provided that, Awards to executive officers and substantive matters related thereto shall be determined solely by the Committee or an appropriate subcommittee thereof. For the avoidance of doubt and notwithstanding the foregoing, the authority to grant Restricted Stock or other Awards may not be delegated unless permitted by Delaware law. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to anyone, and the Committee may at any time rescind any delegated authority.
3.4     Decisions Binding. All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan and all related resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, the Company’s stockholders, and Participants and their estates and beneficiaries.
3.5     Indemnification. In addition to such other rights they may have as Directors or members of the Committee under the Company’s Certificate of Incorporation or Bylaws or otherwise, each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against any loss, cost, liability or expense (including settlement amounts paid with the approval of the Committee) that may be imposed upon or reasonably incurred by the Committee member in connection with or resulting from any claim, action, suit or proceeding to which the member may be a party or in which the member may be otherwise involved by reason of any action taken or failure to act under or in connection with the Plan or any Award, except with respect to matters as to which the Committee member has been grossly negligent or engaged in willful misconduct or as prohibited by applicable law; provided, however, that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it on the member’s own behalf.
3.6     Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically by the Company or the Committee (or the delegate of either) or posted on the Company’s intranet.

ARTICLE 4.     STOCK SUBJECT TO THE PLAN; LIMITS
4.1     Stock Available Under the Plan. Subject to adjustment as provided in Section 4.3, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan is Eight Million (8,000,000) shares. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares purchased in the open market or otherwise. Shares of Common Stock covered by Awards that expire or are forfeited or canceled for any reason or that are settled in cash or otherwise are terminated without the delivery of the full number of shares of Common Stock underlying the Award or to which the Award relates shall be available for further Awards under the Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, etc. However, shares of Common Stock subject to an Award that are (a) withheld or retained by the Company in payment of the Option Price or other exercise or purchase price of an Award (including shares of Common Stock withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an Award), or (b) tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an Award shall not become available again for Awards under the Plan.
Notwithstanding the other provisions of this Section 4.1, the maximum number of shares of Common Stock that may be issued pursuant to ISOs under this Plan shall be Two Million (2,000,000) shares, subject to adjustment as provided in Section 4.3. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.
4.2     Individual Award Limits. Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply (subject to adjustment as provided in Section 4.3):
(a)     Individual Option and SAR Limit. No Participant shall be granted, during any one (1) calendar year, Options and/or SARs (whether such SARs may be settled in shares of Common Stock, cash or a combination thereof) covering in the aggregate more than Five Hundred Thousand (500,000) shares of Common Stock.
(b)     Individual Limit on Other Awards. With respect to any Awards other than Options and SARs, no Participant shall be granted, during any one calendar year, such Awards (whether such Awards may be settled in shares of Common Stock, cash or a combination thereof) consisting of, covering or relating to in the aggregate more than One Million One Hundred Thousand (1,100,000) shares of Common Stock. With respect to any cash-based Stock Award that is intended to be a Section 162(m) Performance Award, the maximum cash payment that may be paid during any one (1) calendar year to a Participant shall be $4,000,000.
The foregoing limitations shall apply to all Awards and also shall be applied in a manner that will permit Awards that are intended to satisfy the Section 162(m) Exception to meet the applicable requirements thereunder.
4.3     Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights shall be made by the Committee to the maximum number and kind of shares of Common Stock that may be issued under the Plan set forth in Section 4.1, the number of shares subject to the ISO limit in Section 4.1, the number of shares of Common Stock subject to the Award limits set forth in Section 4.2 (to the extent such adjustment to a Section 162(m) Performance Award would not cause a failure to comply with the Section 162(m) Exception) and the number, kind and price of shares of Common Stock subject to outstanding Awards granted under the Plan. In addition, the Committee, in its sole discretion, shall have the right to make such similar adjustments as described above in the event of any corporate transaction to which Section 424(a) of the Code applies or such other event that in the judgment of the Committee necessitates an adjustment as may be determined to be appropriate and equitable by the Committee. Adjustments under this Section 4.3 shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of ISOs, Sections 422 and 424(a) of the Code, and in the case of a Section 162(m) Performance Award, the Section 162(m) Exception. Notwithstanding the foregoing, the number of shares of Common Stock subject to any Award shall always be a whole number and the Committee, in its sole discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an outstanding Award.
ARTICLE 5.     ELIGIBILITY AND PARTICIPATION
Awards under the Plan may be granted to Employees and consultants providing services to the Company or a Subsidiary (provided such consultants are natural persons who render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction and which services do not directly or indirectly promote or maintain a market for the Company’s securities) as selected by the Committee. In determining the individuals to whom such an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee’s assessment of the individual’s present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem appropriate in connection with accomplishing the purposes of the Plan. Such determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. Subject to the Award limits set forth in Section 4.2, a Participant may be granted more than one (1) Award under the Plan; however, a grant made hereunder in any one (1) year to a Participant shall neither guarantee nor preclude a further grant to such Participant in that year or any subsequent years.
ARTICLE 6.     STOCK OPTIONS
6.1     Grants of Stock Options. Subject to the provisions of the Plan, the Committee may grant Options upon the following terms and conditions:
(a)     Award Agreement. Each grant of an Option shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Option pertains, whether the Option is an ISO or a NSO, the Option Price, the term of the Option, the conditions upon which the Option shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. ISOs may be granted only to Employees of the Company or a Subsidiary.
(b)     Option Price. The Option Price per share of Common Stock shall be determined by the Committee, but shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Option. In the case of an ISO granted to a Ten Percent Stockholder, the Option Price per share of Common Stock shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an Option Price per share of Common Stock less than that set forth above if such Option is granted pursuant to an assumption of, or substitution for, another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)     Exercise of Options. An Option shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Such restrictions and conditions may, but are not required to, include one or more of the Section 162(m) Performance Goals described in Section 10.1(b) and/or other performance metrics, which may include subjective metrics, as the Committee deems appropriate. Except as otherwise provided in the Award Agreement, the right to purchase shares of Common Stock under the Option that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased thereafter until the expiration or termination of the Option.
(d)     Option Term. The term of an Option shall be determined by the Committee, but in no event shall an ISO be exercisable more than ten (10) years from the date of its grant or in the case of any ISO granted to a Ten Percent Stockholder, more than five (5) years from the date of its grant.
(e)     Termination of Service. Except to the extent an Option remains exercisable as provided below or as otherwise set forth in the Award Agreement, an Option shall immediately terminate upon the Participant’s Termination of Service with the Company and its Subsidiaries for any reason.
(i)     General Rule. In the event that a Participant incurs a Termination of Service for any reason other than Cause, Involuntary Termination Without Cause, or his or her death or Disability, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) sixty (60) days following such Termination of Service or (B) the expiration of the term of the Option as set forth in the Award Agreement.
(ii)     Involuntary Termination Without Cause. In the event that a Participant incurs a Termination of Service that constitutes an Involuntary Termination Without Cause, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) ninety (90) days following such Termination of Service or (B) the expiration of the term of the Option as set forth in the Award Agreement.
(iii)     Disability. In the event that a Participant incurs a Termination of Service as a result of the Participant’s Disability, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) one (1) year following such Termination of Service or (B) the expiration of the term of the Option as set forth in the Award Agreement.
(iv)     Death. In the event that a Participant’s Termination of Service is caused by the Participant’s death, or in the event of the Participant’s death following the Participant’s Termination of Service but during the exercise period following termination described in subparagraph (i), (ii) or (iii) above, as applicable, then an Option may be exercised to the extent that the Participant was entitled to exercise such Option as of the date of death by the person or persons to whom the Participant’s rights to exercise the Option passed by will or the laws of descent and distribution (or by the executor or administrator of the Participant’s estate), but only within such period of time ending on the earlier of (A) one (1) year following the date of death or (B) the expiration of the term of the Option as set forth in the Award Agreement.
(f)     ISO Limitation. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which a Participant’s ISOs are exercisable for the first time during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 or such other applicable limitation set forth in Section 422 of the Code, such ISOs shall be treated as NSOs. The determination of which ISOs shall be treated as NSOs generally shall be based on the order in which such ISOs were granted and shall be made in accordance with applicable rules and regulations under the Code.
(g)     Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company (or its delegate) in the manner prescribed by the Company (or its delegate), specifying the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by the aggregate Option Price (or provision for the aggregate Option Price) for the shares of Common Stock. Unless otherwise provided by the Committee, the aggregate Option Price shall be payable to the Company in full (i) in cash or cash equivalents acceptable to the Company, (ii) subject to applicable law and such rules and procedures as may be established by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that accepting such shares will not result in any adverse accounting consequences to the Company, as the Committee determines in its sole discretion), (iii) subject to applicable law and such rules and procedures as may be established by the Committee, by means of a “cashless exercise” facilitated by a securities broker approved by the Company through the irrevocable direction to sell all or part of the shares of Common Stock being purchased and to deliver the Option Price (and any applicable withholding taxes) to the Company, or (iv) a combination of the foregoing. The Committee also may provide that Options may be exercised using a “net share settlement” procedure, or by any other means it determines to be consistent with the Plan’s purpose and applicable law (including the tendering of Awards having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, as determined by the Committee).
(h)     Transfer Restrictions. Except as otherwise set forth herein, Options may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and Options shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer NSOs, in whole or in part, for no consideration to (i) one or more Family Members; (ii) a trust in which Family Members have more than fifty percent (50%) of the beneficial interest; (iii) a foundation in which Family Members (or the Participant) control the management of assets; or (iv) any other entity in which Family Members (or the Participant) own more than fifty percent (50%) of the voting interests; provided that in all cases, such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred NSOs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and the Award Agreement relating to the expiration or termination of the NSOs). The NSOs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.
(i)     No Stockholder Rights. No Participant shall have any rights as a stockholder of the Company with respect to shares of Common Stock subject to the Participant’s Option until the issuance of such shares to the Participant pursuant to the exercise of such Option.
ARTICLE 7.     STOCK APPRECIATION RIGHTS
7.1     Grants of SARs. Subject to the provisions of the Plan, the Committee may grant SARs upon the following terms and conditions:

(a)     Award Agreement. Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the SAR pertains, the term of the SAR, the conditions upon which the SAR shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Such conditions may, but are not required to, include one or more of the Section 162(m) Performance Goals described in Section 10.1(b) and/or other performance metrics, which may include subjective metrics, as the Committee deems appropriate. The Committee may grant SARs in tandem with or independently from Options.
(b)     Initial Value of SARs. The Committee shall assign an initial value to each SAR, provided that the initial value may not be less than the aggregate Fair Market Value on the date of grant of the shares of Common Stock to which the SAR pertains.
(c)     Exercise of SARs. A SAR shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Notwithstanding the foregoing, in the case of a SAR that is granted in tandem with an Option, the SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. The exercise of either an Option or a SAR that are granted in tandem shall result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such Option or SAR is exercised.
(d)     Term of SARs. The term of a SAR granted independently from an Option shall be determined by the Committee, but in no event shall such a SAR be exercisable more than ten (10) years from the date of its grant. A SAR granted in tandem with an Option shall have the same term as the Option to which it relates.
(e)     Termination of Service. In the event that a Participant incurs a Termination of Service, the Participant’s SARs shall terminate in accordance with the provisions specified in Article 6 with respect to Options.
(f)     Payment of SAR Value. Upon the exercise of a SAR, a Participant shall be entitled to receive (i) the excess of the Fair Market Value on the date of exercise of the shares of Common Stock with respect to which the SAR is being exercised, over (ii) the initial value of the SAR on the date of grant, as determined in accordance with Section 7.1(b) above. Notwithstanding the foregoing, the Committee may specify in an Award Agreement that the amount payable upon the exercise of a SAR shall not exceed a designated amount. As specified by the Committee in the Award Agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock of equivalent value, or a combination of cash and Common Stock. A fractional share of Common Stock shall not be deliverable upon the exercise of a SAR, but a cash payment shall be made in lieu thereof.
(g)     Nontransferability. Except as otherwise set forth herein, SARs granted under the Plan may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and SARs shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer SARs, in whole or in part, for no consideration to (i) one or more Family Members; (ii) a trust in which Family Members have more than fifty percent (50%) of the beneficial interest; (iii) a foundation in which Family Members (or the Participant) control the management of assets; or (iv) any other entity in which Family Members (or the Participant) own more than fifty percent (50%) of the voting interests; provided, that such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred SARs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and the Award Agreement relating to the expiration or termination of the SARs). The SARs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.
(h)     No Stockholder Rights. No Participant shall have any rights as a stockholder of the Company with respect to shares of Common Stock subject to a SAR until the issuance of shares (if any) to the Participant pursuant to the exercise of such SAR.
ARTICLE 8.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.1     Grants of Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee may grant Restricted Stock and/or Restricted Stock Units upon the following terms and conditions:
(a)     Award Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Restricted Stock granted or with respect to which the Restricted Stock Units are granted, the Restricted Period, the conditions upon or the time at which the Restricted Period shall lapse, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b)     Purchase Price. The Committee shall determine the purchase price, if any, to be paid for each share of Restricted Stock or each Restricted Stock Unit, subject to such minimum consideration as may be required by applicable law.
(c)     Nontransferability. Except as otherwise set forth in the Award Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such shares and the satisfaction of any and all other conditions prescribed by the Committee. Restricted Stock Units may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such Restricted Stock Units and the satisfaction of any and all other conditions prescribed by the Committee.
(d)     Other Restrictions. The Committee may impose such conditions and restrictions on the grant, vesting or retention of Restricted Stock and Restricted Stock Units as it determines, including based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives. For Awards that are not intended to be Section 162(m) Performance Awards, the conditions and restrictions may relate to one or more Section 162(m) Performance Goals described in Section 10.1 and/or other performance metrics, which may include subjective metrics, as the Committee deems appropriate. The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock and Restricted Stock Units or in installments or otherwise as the Committee may deem appropriate.
(e)     Settlement of Restricted Stock Units. After the expiration of the Restricted Period and all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapsed, the Participant shall be entitled to receive the then Fair Market Value of the shares of Common Stock with respect to which the Restricted Stock Units were granted. Such amount shall be paid in accordance with the terms of the Award Agreement and shall be paid in cash, shares of Common Stock (which shares of

Common Stock themselves may be shares of Restricted Stock) or a combination thereof as determined by the Committee and specified in the Award Agreement.
(f)     Section 83(b) Election. The Committee may provide in an Award Agreement that an Award of Restricted Stock is subject to the Participant making or refraining from making an election under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.
(g)     Termination of Service. Notwithstanding anything herein to the contrary and except as otherwise determined by the Committee, in the event of the Participant’s Termination of Service prior to the expiration of the Restricted Period, all shares of Restricted Stock and Restricted Stock Units with respect to which the applicable restrictions have not yet lapsed shall be forfeited.
(h)     Stockholder Rights.
(i)     Restricted Stock. Except to the extent otherwise provided by the Committee, a Participant that has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors, provided, that the Committee may require that any cash dividends shall be automatically reinvested in additional shares of Restricted Stock.
(ii)     Restricted Stock Units. A Participant shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which Restricted Stock Units are granted. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide in an Award Agreement that, if the Board of Directors declares a dividend with respect to the Common Stock, Participants shall receive dividend equivalents with respect to their Restricted Stock Units. Subject to Section 409A of the Code, the Committee may determine the form, time of payment and other terms of such dividend equivalents, which may include cash or Restricted Stock Units.
(iii)     Adjustments and Dividends Subject to Plan. With respect to any shares of Restricted Stock or Restricted Stock Units received as a result of adjustments under Section 4.3 hereof and also any shares of Common Stock, Restricted Stock or Restricted Stock Units that result from dividends declared on the Common Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8 except to the extent the Committee otherwise determines.
(i)     Issuance of Restricted Stock. A grant of Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Participant, containing such legends as the Committee deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until (1) the expiration or termination of the Restricted Period for such shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee or (2) the forfeiture of such shares of Restricted Stock. The Committee may require a Participant to deliver to the Company one or more stock powers, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company.

ARTICLE 9.     STOCK AWARDS
The Committee may grant other types of Stock Awards that involve the issuance of shares of Common Stock or that are denominated in or valued by reference to shares of Common Stock, including, but not limited to, the grant of shares of Common Stock or the right to acquire or purchase shares of Common Stock. Stock Awards may be granted either alone or in addition to other Awards under the Plan. Stock Awards shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Stock Award pertains (or cash equivalent thereof), the form in which the Stock Award shall be paid and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.
ARTICLE 10.     SECTION 162(m) PERFORMANCE AWARDS
10.1     Section 162(m) Performance Awards. Subject to the terms of the Plan (including the share limit in Section 4.2), the Committee previously may have approved an Award of Restricted Stock or Restricted Stock Units or a Stock Award intended to meet the Section 162(m) Exception based upon a determination that the Participant is or may become a Named Executive Officer. For such Awards, the provisions of this Article 10 shall control to the extent inconsistent with Articles 8 and 9 and such Section 162(m) Performance Awards shall be subject to the following terms and conditions:
(a)     Award Agreement. Each grant of a Section 162(m) Performance Award shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Section 162(m) Performance Award pertains, the applicable Section 162(m) Performance Goals and Performance Period, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b)     Section 162(m) Performance Goals. The Committee shall establish one or more Section 162(m) Performance Goals for the Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Section 162(m) Performance Goals must be established in writing by the Committee within ninety (90) days after the beginning of the Performance Period (or, if earlier, by the date on which twenty-five percent (25%) of the Performance Period has elapsed) or within such other time period prescribed by the Section 162(m) Exception; provided, that achievement of the Section 162(m) Performance Goals must be substantially uncertain at the time they are established. Such Section 162(m) Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: stock price; market share; earnings per share (basic or diluted); net earnings; operating or other earnings; gross or net profits; revenues; financial return ratios; stockholder return; cash flow measures (including operating cash flow, free cash flow, and cash flow return on investment); cash position; return on equity; return on investment; debt rating; sales (including Company-wide sales and dealership sales); expense reduction levels; debt levels (including borrowing capacity); return on assets (gross or net); debt to equity ratio; debt to capitalization ratio; consummation of debt offerings; consummation of equity offerings; growth in assets, sales, or market share; customer satisfaction; reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations (including the attainment of a certain level of reduction in such debt); share count reduction; gross or operating margins; contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants); or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Section 162(m) Performance Goals may be based on the performance of (i) the Company; (ii) the Participant’s division, business unit or employing Subsidiary; (iii) one or more of the Company’s divisions, business units or Subsidiaries; (iv) the Company and its Subsidiaries as a whole; or (v)

any combination of the foregoing. Section 162(m) Performance Goals also may be expressed by reference to the Participant’s individual performance with respect to any of the foregoing criteria.
Section 162(m) Performance Goals may be expressed in such form as the Committee shall determine, including either in absolute or relative terms (including, but not by way of limitation, by relative comparison to a pre-established target, to previous years or to other companies or other external measures), in percentages, in terms of growth over time or otherwise, provided that the Section 162(m) Performance Goals meet the requirements hereunder. Section 162(m) Performance Goals need not be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). When establishing the Section 162(m) Performance Goals, the Committee may specify that the Section 162(m) Performance Goals shall be determined either before or after taxes and shall be adjusted to exclude items such as (i) asset write-downs or impairment charges; (ii) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, discontinued operations, reductions in force, refinancing/restructuring of short-term and/or long-term debt, or other extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (iii) litigation or claim expenses, judgments or settlements; or (iv) changes in accounting principles or tax laws or other laws or provisions affecting reported results. The Section 162(m) Performance Goals established by the Committee may be (but need not be) particular to a Participant and/or different each Performance Period.
The Committee also may establish subjective Section 162(m) Performance Goals for Participants, provided that for Named Executive Officers, the subjective Section 162(m) Performance Goals may be used only to reduce, and not to increase, the Section 162(m) Performance Award otherwise payable under the Plan. The Committee can establish other performance measures for Awards granted to Participants to the extent they are not intended to qualify for the Section 162(m) Exception.
(c)     Payment. Prior to the vesting, settlement, payment or delivery, as the case may be, of a Section 162(m) Performance Award, the Committee shall certify in writing the extent to which the applicable Section 162(m) Performance Goals and any other material terms of the Section 162(m) Performance Award have been achieved or exceeded for the applicable Performance Period. In no event may the Committee waive achievement of the Section 162(m) Performance Goal requirements for a Named Executive Officer except in its sole discretion in the case of the death or Disability of the Participant or a Change in Control.
(d)     Other Restrictions. The Committee shall have the power to impose such other restrictions on Section 162(m) Performance Awards as it may deem necessary or appropriate for Section 162(m) Performance Awards that are intended satisfy the Section 162(m) Exception. Nothing contained in the Plan shall be construed to limit the authority of the Company or the Committee to adopt other compensation arrangements, including an arrangement not intended to or that does not meet the Section 162(m) Exception.
10.2     Section 162(m) Exception. It is intended that the Plan comply fully with and meet all of the requirements for the Section 162(m) Exception with respect to Options and SARs granted hereunder prior to November 2, 2017. At all times when the Committee determines that compliance with the Section 162(m) Exception is required or desired, it is intended that Section 162(m) Performance Awards granted under this Plan comply with the requirements for the Section 162(m) Exception. In addition, in the event that changes are made to the Section 162(m) Exception to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may make any adjustments it deems appropriate. The Committee may, in its sole discretion, grant Awards that do not qualify for the Section 162(m) Exception. In addition, the Section

162(m) Exception will no longer be available for new Awards after November 2, 2017 (unless such Awards qualify for applicable transition relief under the Section 162(m) Exception). Therefore, Awards granted under the Plan may not be tax deductible, in whole or in part, to the Company.
Notwithstanding any other provision of the Plan, this amendment and restatement of the Plan shall not modify in any material respect the terms or conditions of any Award made pursuant to a written binding contract in effect on November 2, 2017 that is intended to meet the Section 162(m) Exception.
ARTICLE 11.     CHANGE IN CONTROL
11.1     Impact on Options and SARs. Notwithstanding any other provision of the Plan, all outstanding Options and SARs shall become fully vested and exercisable on and after (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control.
11.2     Impact on Restricted Stock and Restricted Stock Units. Notwithstanding any other provision of the Plan, all Awards of Restricted Stock and Restricted Stock Units (including Section 162(m) Performance Awards other than Section 162(m) Performance Awards described below) shall be deemed vested, all restrictions shall be deemed lapsed, all terms and conditions shall be deemed satisfied and the Restricted Period with respect thereto shall be deemed to have ended as of (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control (“Change in Control Vesting”). For Section 162(m) Performance Awards of Restricted Stock and Restricted Stock Units for which the Performance Period has ended, but which remain subject to additional vesting or other restrictions, Change in Control Vesting also shall apply to such Section 162(m) Performance Awards as adjusted (if necessary) based upon achievement of the applicable Section 162(m) Performance Goals. For Section 162(m) Performance Awards of Restricted Stock and Restricted Stock Units for which the Performance Period has not yet ended, Change in Control Vesting shall apply to such Awards of Restricted Stock and Restricted Stock Units on a pro rata basis based upon an assumed achievement of the applicable target Section 162(m) Performance Goals and the length of time within the Performance Period that has elapsed prior to the Change in Control.
11.3     Stock Awards. Stock Awards shall be subject to the terms of the applicable Award Agreement regarding a Change in Control.
ARTICLE 12.     FORFEITURE AND CLAWBACK
12.1     Forfeiture and Recoupment. Notwithstanding any other provision of the Plan to the contrary, an Award Agreement may provide that an Award and/or a Participant’s rights, payments and benefits with respect to an Award (including Awards that have become vested and exercisable), including, without limitation, the right to receive an Award, to exercise an Award, to retain an Award or other Awards, to retain cash or Common Stock acquired in connection with an Award and/or to retain the profit or gain realized by the Participant in connection with an Award shall be subject to reduction, rescission, forfeiture or recoupment upon the occurrence of certain events (including, but not limited to, Termination of Service for Cause, breach of confidentiality or other restrictive covenants that apply to the Participant, engaging in competition against the Company, or other conduct or activity by the Participant that is detrimental to the business or reputation of the Company), whether during or after termination, in addition to any forfeitures due to a vesting schedule or Termination of Service and any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise.
12.2     Company Policies. All Awards granted under the Plan also shall be subject to the terms and conditions of any policy regarding clawbacks, forfeitures or recoupments adopted by the Company from time to time. Without limiting the foregoing, by acceptance of any Award, each Participant agrees to repay to the Company any amount that may be required to be repaid under any such policy.
ARTICLE 13.     AMENDMENT, SUSPENSION AND TERMINATION
13.1     Amendment, Suspension and Termination of Plan. The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided that, any such amendment, suspension or termination of the Plan shall be subject to the requisite approval of the stockholders of the Company (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code (including, but not limited to, Section 422 thereof and the Section 162(m) Exception), the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements or any other law or regulation; or (b) if such amendment is intended to allow the Option Price of outstanding Options to be reduced by repricing or replacing such Options. Unless sooner terminated by the Board, the Plan shall terminate at 11:59 p.m. on February 22, 2027; provided, that no Incentive Stock Options may be granted under the Plan on or after February 22, 2022. No further Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any outstanding Awards previously granted. No amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the Participant’s consent.
13.2     Amendment of Awards. Subject to Section 13.1 above, the Committee may at any time amend the terms of an Award previously granted to a Participant, but no such amendment shall adversely affect in any material way the rights of the Participant without the Participant’s consent except as otherwise provided in the Plan or the Award Agreement.
13.3     Compliance Amendments. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and/or the Committee may amend any outstanding Award in any respect it deems necessary or advisable to comply with applicable law or to address other regulatory matters without obtaining a Participant’s consent, including, but not limited to, reforming (including on a retroactive basis, if permissible and applicable) any terms of an outstanding Award to comply with or meet an exemption from Section 409A of the Code or to comply with any other applicable laws, regulations or exchange listing requirements (including changes thereto).
ARTICLE 14.     WITHHOLDING
14.1     Tax Withholding Requirements. The Company and its Subsidiaries shall have the power and the right to deduct or withhold from cash payments or, subject to Section 14.2, other property to be paid to the Participant, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, local or foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan. The Company shall not be required to issue, deliver or release restrictions on any shares of Common Stock or to settle any Awards payable hereunder if such withholding requirements have not been satisfied.
14.2     Withholding Arrangements. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder that are to be paid in the form of cash or shares of Common Stock, at the sole discretion of the Committee and pursuant to such procedures as it may specify, the Committee may require or permit the Participant to satisfy the Participant’s withholding obligations (a) by delivering cash or having the Company or the applicable Subsidiary withhold an amount from cash otherwise due the Participant; and/or (b) by having the Company or the applicable Subsidiary withhold or retain from an Award shares of Common Stock, or by the Participant delivering sufficient shares of Common Stock the Participant already owns (which are not subject to any pledge or security interest), sufficient to cover the amount required to be withheld, as determined by the Company using rates of up to the maximum applicable statutory rate in a Participant’s jurisdiction; provided, that (i)

any such share withholding or delivery can be effected without causing liability under Section 16(b) of the Exchange Act and (ii) the Committee may permit share withholding in excess of the minimum required statutory amount so long as such share withholding will not trigger classification of the Award as a liability for financial accounting purposes. Notwithstanding the foregoing, the Committee shall have the right to restrict a Participant’s ability to satisfy tax obligations through share withholding and delivery as it may deem necessary or appropriate.
ARTICLE 15.     GENERAL PROVISIONS
15.1     Restrictions on Stock Ownership/Legends. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired pursuant to the exercise of an Option or SAR or in connection with any other Award under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Participant is otherwise vested in such Common Stock. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable and the Committee may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.
15.2     Deferrals. Subject to Section 15.9, the Committee may require or permit a Participant to defer receipt of the delivery of shares of Common Stock or other payments pursuant to Awards under the Plan that otherwise would be due to such Participant. Subject to Section 15.9, any deferral elections shall be subject to such terms, conditions, rules and procedures as the Committee shall determine.
15.3     No Employment or Service Rights. Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary nor interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment by, or performance of services for, the Company or Subsidiary at any time for any reason.
15.4     No Participation Rights. No person shall have the right to be selected to receive an Award under this Plan and there is no requirement for uniformity of treatment among Participants.
15.5     No Trust or Fund Created. To the extent that any person acquires a right to receive Common Stock, cash payments or other property under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or a Subsidiary. Neither the Company nor any Subsidiary shall be required to segregate any specific funds, assets or other property from its general assets with respect to any Awards under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or any Subsidiary, on the one hand, and any Participant or other person, on the other hand. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or the applicable Subsidiary.
15.6     Restrictions on Transferability. Except as otherwise provided herein or in an Award Agreement, no Award or any shares of Common Stock subject to an Award that have not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award or any shares of Common Stock in violation of the Plan or an Award Agreement shall relieve the Company and its Subsidiaries from any obligations to the Participant thereunder.

15.7     Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Participants who are subject to Section 16 of the Exchange Act, this Plan and Awards granted hereunder are intended to comply with the provisions of and satisfy the requirements for exemption under Rule 16b-3 or any successor rule under the Exchange Act.
15.8     Approvals and Listing. The Company shall not be required to grant, issue or settle any Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency that the Company shall, in its sole discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental or regulatory body that the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any recipient of an Award make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.
15.9     Compliance with Code Section 409A.    It is generally intended that the Plan and all Awards granted hereunder either comply with or meet the requirements for an exemption from Section 409A of the Code and the Plan shall be operated, interpreted and administered accordingly. No Award (or modification thereof) shall provide for a deferral of compensation (within the meaning of and subject to Section 409A of the Code) that does not comply with Section 409A of the Code and the Award Agreement shall incorporate the terms and conditions required by Section 409A of the Code, unless the Committee, at the time of grant (or modification, as the case may be), provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, the Committee may amend or vary the terms of Awards under the Plan in order to conform such terms to the requirements of Section 409A of the Code. Except as may be provided in an Award Agreement, to the extent that any Award provides for a deferral of compensation subject to Section 409A of the Code and the Participant is a “specified employee” (within the meaning of Section 409A of the Code and determined by the Company in accordance with its procedures), benefits payable under the Award that are required to be postponed under Section 409A of the Code following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) shall not be paid until after six (6) months following such separation from service (except as Section 409A of the Code may permit), but shall instead be accumulated and paid in a lump sum on the first business day following expiration of such six (6)-month period. To the extent an Award does not provide for a deferral of compensation subject to Section 409A of the Code, but may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, and to the extent necessary, are incorporated herein by reference. Notwithstanding any other provisions of the Plan or any Award Agreement, the Company does not guarantee to any Participant (or any other person with an interest in an Award) that the Plan or any Award granted hereunder complies with or is exempt from Section 409A of the Code, and the Company shall not have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.
15.10     Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.
15.11     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.
15.12     Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its sole discretion to construe such invalid or unenforceable provision in a manner that conforms to applicable law or as if such provision was omitted.
15.13     Participants Outside of the United States. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, (a) adopt such rules and procedures as it determines are necessary or appropriate to permit participation in the Plan by Participants who are foreign nationals or employed outside of the United States; and/or (b) vary, modify or amend the terms of Awards made to or held by a Participant in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to or accommodate differences in laws, rules, regulations, customs or policies of each jurisdiction outside of the United States where the Participant is located or employed or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. The Committee also may establish administrative rules and procedures to facilitate the operation of the Plan in such foreign jurisdictions. The Committee also is authorized to adopt sub-plans to achieve the purposes of this Section 15.13. An Award made pursuant to this Section 15.13 may have terms that are inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the affected Participant.
15.14     Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay, and the provisions of this Section 15.14 will apply to all such relevant Awards and are hereby incorporated by reference into such Award Agreements.
15.15     Governing Law. To the extent not preempted by federal law, the Plan, and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof). The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or any Awards granted hereunder will be exclusively in the courts of the State of North Carolina, County of Mecklenburg, including the federal courts located therein (should federal jurisdiction exist).
15.16     Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor of the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company or other transaction.

15.17     Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.